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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' REPORT ON SCHEDULE AND CONSENT
              ----------------------------------------------------

The Board of Directors and Stockholders
DaimlerChrysler AG:

The audits of DaimlerChrysler AG and subsidiaries (DaimlerChrysler) referred to in our qualified report dated March 15, 1999, included the related financial statement schedule for each of the years in the three-year period ended December 31, 1998, as contained in the DaimlerChrysler Annual Report on Form 20-F for the year ended December 31, 1998. The financial statement schedule is the responsibility of DaimlerChrysler's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, based on our audits and the report of other auditors, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Our auditors' report referred to above contains a qualification as a result of a departure from United States generally accepted accounting principles for DaimlerChrysler's accounting for certain joint ventures in accordance with the proportionate method of consolidation. In our opinion, United States generally accepted accounting principles require that such joint ventures be accounted for using the equity method of accounting.

We consent to incorporation by reference in the registration statements on Form F-3 (Nos. 333-5550 and 333-9328) of DaimlerChrysler North America Holding Corporation, the registration statements on Form S-8 (Nos. 333-5074, 333-7082 and 333-8998) of DaimlerChrysler AG, and the registration statements on Form S-3 (Nos. 33-64179 and 333-49647) of Chrysler Financial Company L.L.C. of our report dated March 15, 1999, relating to the consolidated balance sheets of DaimlerChrysler as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, and related financial statement schedule. Such consolidated financial statements were prepared in accordance with United States generally accepted accounting principles except for the use of the proportionate method of consolidation with respect to certain joint ventures, as discussed above. Our report with respect thereto appears in the DaimlerChrysler Annual Report on Form 20-F for the year ended December 31, 1998, and was based in part on the report of other auditors.

                                          KPMG Deutsche Treuhand-Gesellschaft AG

Frankfurt am Main
March 31, 1999